Exhibit 24

Power of Attorney

The undersigned, Louis E. Caldera, hereby acknowledges that IndyMac Bancorp, Inc. (the Company) has requested that the undersigned allow the Company to file all Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 on behalf of the undersigned.

Know all by these presents, that, in connection with the foregoing, the undersigned hereby constitutes and appoints each of Christina Ching and James Barbour, signing singly, the undersigneds true and lawful attorney in fact to:

(1)	execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. In performing the responsibilities contemplated hereunder, the Company represents that, assuming compliance by the undersigned with the conditions set forth below, it will prepare accurate and complete Forms 3, 4 and 5, and will file such forms in a timely manner.

The foregoing is wholly conditioned upon:

	(i)	the undersigneds compliance with the Companys Section 16
Compliance Procedures (including the pre-clearance procedures contained therein), as such procedures may be amended from time to time, and

	(ii)	the undersigneds (or his or her broker or representatives)
submission to the attorneys-in-fact, no later than the close of business on the business day immediately following the date on which the undersigneds transaction in company securities is effected, of accurate and complete information regarding such transaction, the undersigneds applicable direct and indirect securities holdings as of the date of such transaction (after giving effect to such transaction), and any other information reasonably necessary for an attorney-in-fact to prepare and submit the undersigneds reports under Section 16(a).

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of February, 2007.



			Signature

			/s/ Louis E. Caldera
			Print Name: Louis E. Caldera


Acknowledged and agreed, as of this 28th day of February, 2007.


	INDYMAC BANCORP, INC.

	By:	/s/ James Barbour

	Name:	James Barbour

	Title:	SVP, Chief Meritocracy Officer